Exhibit 10.1

Execution Copy

REPORTING EXTENSION AGREEMENT

This REPORTING EXTENSION AGREEMENT (this “Agreement”), is dated as of March 14, 2019 (the “Effective Date”), by and among WAGEWORKS, INC., a Delaware corporation (the “Borrower”), the several financial institutions from time to time party to the Credit Agreement (as defined below), as lenders (the “Lenders”), and MUFG UNION BANK, N.A., as administrative agent for the Lenders (in such capacity, the “Agent”) and as Swing Line Lender and L/C Issuer.

BACKGROUND

A.    Borrower, Lenders and Agent are parties to the Second Amended and Restated Credit Agreement, dated as of April 4, 2017, as amended, modified, supplemented, extended or restated from time to time (collectively, the “Credit Agreement”), pursuant to which the Lenders have agreed, subject to and on the terms and conditions set forth therein, to make certain loans and other credit accommodations to or for the benefit of Borrower.

B.    Pursuant to the Credit Agreement, after giving effect to the Reporting Extension Agreements, dated as of March 22, 2018 and June 28, 2018, each by and among Borrower, the Required Lenders and Agent (the “Existing Extension Agreements”), on or before March 16, 2019, among other things:

i.    Borrower is required to deliver to Agent and the Lenders, (a) Borrower’s restated audited consolidated financial statements (as described in Section 7.01(a) of the Credit Agreement) for the fiscal year ending December 31, 2016 (the “FY2016 Audited Restated Financial Statements”) and (b) accompanying amended and restated Compliance Certificate (“FY2016 Restated Compliance Certificate”);

ii.    Borrower is required to deliver to Agent and the Lenders, (a) Borrower’s audited consolidated financial statements for the fiscal year ending December 31, 2017 (the “FY2017 Audited Financial Statements”) and (b) accompanying amended and restated Compliance Certificate (“FY2017 Compliance Certificate”);

iii.    Borrower is required to have filed with the SEC, and delivered to Agent and the Lenders, Borrower’s Form 10-K Annual Report for the fiscal year ending December 31, 2017, which shall include presentation of the FY2016 Audited Restated Financial Statements (the “FY2017 10-K”);

iv.    Borrower is required to deliver to Agent and the Lenders, (a) Borrower’s restated consolidated financial statements (as described in Section 7.01(b) of the Credit Agreement) for the fiscal quarters ending March 31, 2016, June 30, 2016, September 30, 2016, March 31, 2017, June 30, 2017 and September 30, 2017 (“FY2016 and FY2017 Quarterly Restated Financial Statements”) and (b) accompanying amended and restated Compliance Certificates (“FY2016 and FY2017 Quarterly Restated Compliance Certificates”);

v.    Borrower is required to deliver to Agent and the Lenders, (a) Borrower’s consolidated financial statements (as described in Section 7.01(b) of the Credit Agreement) for the fiscal quarters ending March 31, 2018, June 30, 2018 and September 30, 2018 (“FY2018 Quarterly Financial Statements”) and (b) accompanying amended and restated Compliance Certificates (“FY2018 Quarterly Compliance Certificates”);

vi.    Borrower is required to have filed with the SEC, and delivered to Agent and the Lenders, Borrower’s Form 10-Q Quarterly Reports for the fiscal quarters ending March 31, 2018, June 30, 2018 and September 30, 2018 (the “FY 2018 10-Qs”);

vii.    Borrower is required to deliver to Agent and the Lenders, (a) Borrower’s audited consolidated financial statements for the fiscal year ending December 31, 2018 (“FY2018 Audited Financial Statements”) and (b) accompanying Compliance Certificate (“FY2018 Compliance Certificate”); and

viii.    Borrower is required to have filed with the SEC, and delivered to Agent and the Lenders, Borrower’s Form 10-K Annual Report for the fiscal year ending December 31, 2018 (the “FY2018 10-K”).

C.    Borrower has delivered to Agent and the Lenders, Borrower’s unaudited consolidated balance sheet as of the end of Borrower’s fiscal year ending December 31, 2018, and the related unaudited consolidated statements of income or operations, retained earnings, changes in stockholders’ equity and cash flows for such fiscal year, prepared in accordance with GAAP, subject only to audit adjustments and the absence of footnotes (the “FY2018 Internally Prepared Financial Statements”).

D.    Borrower has delivered to Agent and the Lenders notice that Borrower is not able to comply with, and intends not to comply with, the foregoing reporting requirements of Sections 7.01 and 7.02 of the Credit Agreement and the Existing Extension Agreements with respect to the FY2016 Audited Restated Financial Statements, the FY2017 Audited Financial Statements, the FY2016 and FY2017 Quarterly Restated Financial Statements, the FY2018 Quarterly Financial Statements, the FY2018 Audited Financial Statements, the FY2016 Restated Compliance Certificate, the FY2017 Compliance Certificate, the FY2016 and FY2017 Quarterly Restated Compliance Certificates, the FY2018 Quarterly Compliance Certificates, the FY2018 Compliance Certificate, the FY2017 10-K, the FY2018 10-Qs and the FY2018 10-K, and Borrower has requested that Agent and Lenders extend the dates by which delivery of the foregoing is required under the Credit Agreement and the Existing Extension Agreements, as set forth herein.

E.    While they under no obligation to do so, the Required Lenders party hereto and Agent, are willing to extend such reporting deadlines under the Credit Agreement on and subject to the terms and conditions set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.    Incorporation of Recitals: Definitions. Each of the above recitals is incorporated herein as true and correct and is relied upon by Agent and each Lender in agreeing to the terms of this Agreement. Any capitalized term used but not defined herein shall have the meaning ascribed thereto in the Credit Agreement.

2.    Limited Extensions.

a.    Subject to the satisfaction of each of the conditions set forth herein, Agent and Lenders hereby extend the date by which Borrower must deliver to Agent and the Lenders (and file with the SEC, as applicable):

i.    FY2016 Audited Restated Financial Statements, the FY2017 Audited Financial Statements, the FY2016 and FY2017 Quarterly Restated Financial Statements, the FY2018 Quarterly Financial Statements, FY2016 Restated Compliance Certificate, the FY2017 Compliance Certificate, the FY2016 and FY2017 Quarterly Restated

Compliance Certificates, the FY2018 Quarterly Compliance Certificates, the FY2017 10-K, and the FY2018 10-Qs (which annual and quarterly financial statements and reports may be provided as part of a multi-year comprehensive Form 10-K, and delivery to Agent and the Lenders (and filing with the SEC) of such comprehensive Form 10-K shall satisfy the requirement to deliver and file the FY2016 Audited Restated Financial Statements, the FY2017 Audited Financial Statements, the FY2016 and FY2017 Quarterly Restated Financial Statements, the FY2018 Quarterly Financial Statements, the FY2017 10-K, and the FY2018 10-Qs, to the extent such periods are covered thereby) to March 19, 2019 (the “March Extended Delivery Date”); and

ii.    the FY2018 Audited Financial Statements, the FY2018 Compliance Certificate, and the FY2018 10-K, to May 10, 2019 (or if earlier, five (5) Business Days after the date filed with the SEC) (“Outside Extended Delivery Date”).

b.    Without limiting the conditions set forth in Section 5 below, the extensions set forth above are subject to compliance by Borrower with the following covenants, and Borrower hereby covenants and agrees that it shall comply with each of the following:

i.    by no later than the March Extended Delivery Date, Borrower shall deliver to Agent and the Lenders, and file with the SEC, as applicable, the items listed in Section 2.a.i. above;

ii.    by no later than the Outside Extended Delivery Date, Borrower shall deliver to Agent and the Lenders, and file with the SEC, as applicable, the items listed in Section 2.a.ii. above;

iii.    Borrower shall promptly report to Agent any findings in the preparation of the FY2018 Audited Financial Statements which are materially different than as reported in the FY2018 Internally Prepared Financial Statements;

iv.    there shall be no material difference, as determined by Agent in its good faith business judgment, between (A) the FY2018 Internally Prepared Financial Statements and the FY2018 Audited Financial Statements, (B) Borrower’s internally-prepared quarterly financial statements for the fiscal quarters ending March 31, 2018, June 30, 2018, September 30, 2018 and December 31, 2018 delivered to Agent and the Lenders prior to the date hereof and the financial statements included in Borrower’s FY2018 10-Qs; and

v.    Borrower shall pay to Agent for the account of each Lender providing its consent to this Agreement, a fee equal to twenty-five one thousandths of one percent (0.025%) of the Commitment of each such Lender (the “Third Extension Fee”), which shall be fully-earned and non-refundable as of the date of this Agreement, and shall be payable on the Effective Date of this Agreement.

3.    Event of Default; Updated Compliance Certificates. Failure to deliver the items noted in Section 2 above by the deadlines noted therein, and/or any failure to comply with, or any violation of, any of the covenants in Section 2 hereof shall result in an immediate Event of Default without the benefit of any cure or grace period. The updated quarterly and annual Compliance Certificates covering periods during Borrower’s 2016, 2017 and 2018 fiscal years shall include certifications regarding any changes to the financial covenants and ratios under Section 7.13 of the Credit Agreement that were previously reported by Borrower. Borrower acknowledges and agrees that any change to a previously reported

Consolidated Leverage Ratio that results in a higher Applicable Rate for the relevant period, will result in additional interest and/or fees owing by Borrower under Section 2.10(b) of the Credit Agreement, and Borrower agrees to pay such amounts upon demand by Agent.

4.    Representations and Warranties. Borrower represents and warrants to, and covenants and agrees for the benefit of, Agent and each Lender that:

a.    All of the representations and warranties of Borrower set forth in the Credit Agreement and each other Loan Document to which Borrower is a party were true and correct as of the date originally made, and are true and correct in all material respects as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date); provided that the foregoing materiality qualifications shall not apply to any representations or warranties that are qualified by materiality in the text thereof, which representations and warranties shall be true in all respects;

b.    Borrower has the power and authority to execute this Agreement, and the execution, delivery, and performance by Borrower of this Agreement and the other documents, instruments and agreements to which Borrower is a party delivered or to be delivered in connection herewith (i) are within the corporate powers of Borrower and have been duly authorized by all necessary corporate action on the part of Borrower, (ii) do not require any approval or consent of any Governmental Authority or any other third party consent, except those which have been duly obtained and are in full force and effect and those the failure of which to obtain could not be reasonably expected to have a Material Adverse Effect, (iii) do not and will not conflict with or violate any applicable Law or Borrower’s Organization Documents, (iv) do not result in any breach of or constitute a default under any Contractual Obligation to which Borrower is a party, and (v) do not result in or require the creation or imposition of any Lien upon any of the assets or properties of Borrower or any of its Subsidiaries;

c.    This Agreement and the other certificates, instruments, documents and agreements delivered or to be delivered by Borrower in connection herewith have been duly executed and delivered by Borrower and constitute the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms, except to the extent that (i) enforcement may be limited by Debtor Relief Law, (ii) enforcement may be subject to general principles of equity, and (iii) the availability of the remedies of specific performance and injunctive relief may be subject to the discretion of the court before which any proceedings for such remedies may be brought;

d.    No event has occurred or failed to occur, and after and as a result of giving effect to this Agreement will occur, that is, or, with notice or lapse of time or both would constitute, a Default, an Event of Default, or a breach or failure of any condition under any Loan Document;

e.    As of the date hereof, Borrower has no Material Subsidiaries, or Subsidiaries that are required to be designated as Material Subsidiaries under the Loan Documents;

f.    After and as a result of giving effect to this Agreement, Borrower has no offset, defense, claim, counterclaim, dispute or disagreement of any kind or nature whatsoever with respect to Agent or any Lender or with respect to its liabilities, obligations and indebtedness arising under or in connection with the Credit Agreement or any of the other Loan Documents; and

g.    In connection with the preparation of the FY2018 Audited Financial Statements Borrower has not become aware of any items that are materially different than as reported in the FY2018 Internally Prepared Financial Statements.

5.    Conditions Precedent. Borrower understands that this Agreement shall not be effective and shall have no force or effect until each of the following conditions precedent has been satisfied, or waived in writing by Agent (in Agent’s sole discretion):

a.    Borrower shall have duly executed and delivered to Agent and each Lender this Agreement;

b.    Borrower shall have paid to Agent for the account of each Lender providing its consent to this Agreement, the Third Extension Fee;

c.    The representations and warranties of Borrower under the Credit Agreement, the other Loan Documents and this Agreement, as applicable, shall be true and correct in all material respects as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date); provided that the foregoing materiality qualifications shall not apply to any representations or warranties that are qualified by materiality in the text thereof, which representations and warranties shall be true in all respects;

d.    Agent shall have received, in immediately available funds, all out-of-pocket costs and expenses (including reasonable attorneys’ fees and costs) incurred by Agent in connection with this Agreement and the transactions contemplated hereby and invoiced to Borrower prior to the date on which this Agreement is otherwise to become effective; provided that the failure to invoice any such amounts to Borrower prior to such date shall not preclude Agent from seeking reimbursement of such amounts, or excuse any Loan Party from paying or reimbursing such amounts, following the effective date of this Agreement; and

e.    Agent shall have received such other documents, and completion of such other matters, as Agent may reasonably deem necessary or appropriate in connection with this Agreement.

6.    Ratification and Confirmation of Loan Documents. Except as expressly set forth in Section 2 hereof, the execution, delivery, and performance of this Agreement shall not alter, modify, amend, or in any way affect any of the terms, conditions, obligations, covenants, or agreements contained in the Credit Agreement or any other Loan Document, and shall not operate as a waiver of any right, power, or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document. The Credit Agreement, all promissory notes, guaranties, security agreements, and all other instruments, documents and agreements entered into in connection with the Credit Agreement and each other Loan Document shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified, reaffirmed and confirmed by Borrower in all respects.

7.    No Waivers. The extension and agreements set forth herein shall be limited precisely as written and shall not be deemed to be an extension or an agreement to any other act by Borrower which is prohibited by the Credit Agreement. This Agreement: (a) except as specifically provided in Section 2 above, in no way shall be deemed to be a consent or an agreement on the part of Agent or any Lender to waive any covenant, liability or obligation of Borrower, any Guarantor or any third party or to waive any right, power, or remedy of Agent or any Lender; (b) in no way shall be deemed to imply a willingness on the part of Agent or any Lender to grant any similar or other future waivers or to agree to any future consents, amendments or modifications to any of the terms and conditions of the Credit Agreement or the other Loan Documents; (c) shall not in any way, prejudice, limit, impair or otherwise affect any rights or remedies of Agent or any Lender under the Credit Agreement or any of the other Loan Documents, including, without limitation, Agent’s or any Lender’s right to demand strict performance of each Loan Party’s liabilities and obligations to Agent and the Lenders and the Obligations under the Loan

Documents at all times; (d) in no way shall obligate Agent or any Lender to make any future amendments, waivers, consents or modifications to the Credit Agreement or any other Loan Document; and (e) is not a continuing waiver with respect to any failure to perform any Obligation. Borrower acknowledges and agrees that: (i) except as expressly set forth herein, the Credit Agreement has not been amended or modified in any way by this Agreement, (ii) neither Agent nor any Lender waives any failure by Borrower to perform its Obligations under the Credit Agreement or any of the other Loan Documents after giving effect to the extension provided herein, and (iii) Agent and each Lender is relying upon Borrower’s representations, warranties and agreements, as set forth herein and in the Loan Documents in entering into this Agreement. Nothing in this Agreement shall constitute a satisfaction of Borrower’s Obligations. This Agreement shall be deemed to be one of the Loan Documents.

8.    Release. Borrower hereby, for itself, its successors, heirs, executors, administrators and assigns (each a “Releasing Party” and collectively, the “Releasing Parties”), releases, acquits and forever discharges Agent and each Lender, and their respective directors, officers, employees, agents, attorneys, affiliates, successors, administrators and assigns (“Released Parties”) of and from any and all claims, actions, causes of action, demands, rights, damages, costs, loss of service, expenses and compensation whatsoever which any Releasing Party might have because of anything done, omitted to be done, or allowed to be done by any of the Released Parties and in any way arising out of or connected with the Credit Agreement or the other Loan Documents as of the date of execution of this Agreement, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, including, without limitation, any specific claim raised by any Releasing Party, (the “Released Matters”). Releasing Parties each further agrees never to commence, aid or participate in (except to the extent required by order or legal process issued by a court or governmental agency of competent jurisdiction) any legal action or other proceeding based in whole or in part upon the Released Matters. In furtherance of this general release, Releasing Parties each acknowledges and waives the benefits of California Civil Code Section 1542 (and all similar ordinances and statutory, regulatory, or judicially created laws or rules of any other jurisdiction), which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Releasing Parties each agree that this waiver and release is an essential and material term of this Agreement and that the agreements in this paragraph are intended to be in full satisfaction of any alleged injuries or damages in connection with the Released Matters. Each of the Releasing Parties represents and warrants that it has not purported to convey, transfer or assign any right, title or interest in any Released Matter to any other person or entity and that the foregoing constitutes a full and complete release of the Released Matters. Releasing Parties each also understands that this release shall apply to all unknown or unanticipated results of the transactions and occurrences described above, as well as those known and anticipated. Releasing Parties each has consulted with legal counsel prior to signing this release, or had an opportunity to obtain such counsel and knowingly chose not to do so, and executes such release voluntarily, with the intention of fully and finally extinguishing all Released Matters. Notwithstanding anything in this Agreement, Borrower does not waive any of Agent’s or any Lender’s obligations under the terms of the Credit Agreement as amended by this Agreement.

9.    Miscellaneous. Borrower acknowledges and agrees that the representations and warranties set forth herein are material inducements to Agent and the Lenders to deliver this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective permitted successors and assigns. This Agreement and the Credit Agreement shall be read together as one document. No course of dealing on the part of Agent, the Lenders or any of their respective officers, nor any failure or delay in the exercise of any right by Agent or the Lenders, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. The failure at any time to require strict performance by Borrower of any provision of the Loan Documents shall not affect any right of Agent or the Lenders thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Agent and/or the Lenders, as applicable. No other Person shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third party beneficiary hereunder other than Secured Parties. This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules. If any provision of this Agreement or any of the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed herefrom or therefrom, as applicable, and the remaining parts shall remain in full force as though the invalid, illegal or unenforceable portion had never been a part hereof or thereof, as applicable. This Agreement shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Agreement or any part hereof to be drafted. The headings used in this Agreement are for convenience only and shall be disregarded in interpreting the substantive provisions of this Agreement. This Agreement may be executed in any number of counterparts, including by electronic or facsimile transmission, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

[Remainder of Page Left Blank]

[Signature Pages Follow]

IN WITNESS WHEREOF, Borrower, Agent and the Required Lenders have caused this Agreement to be executed as of the date first written above.

BORROWER:	WAGEWORKS, INC.

	By:	/s/ Ismail Dawood
	Name:	Ismail Dawood
	Its:	Chief Financial Officer

[Signature Page to Reporting Extension Agreement]

IN WITNESS WHEREOF, Borrower, Agent and the Required Lenders have caused this Agreement to be executed as of the date first written above.

AGENT:	MUFG UNION BANK, N.A., as Agent

	By:	/s/ Kenneth J. Beck
	Name:	Kenneth J. Beck
	Title:	Director

LENDER:	MUFG UNION BANK, N.A., as Lender, Swing Line Lender and L/C Issuer

	By:	/s/ Kenneth J. Beck
	Name:	Kenneth J. Beck
	Title:	Director

[Signature Page to Reporting Extension Agreement]

IN WITNESS WHEREOF, Borrower, Agent and the Required Lenders have caused this Agreement to be executed as of the date first written above.

LENDER:	WELLS FARGO BANK, N.A., as Lender

	By:	/s/ Henry L. Li
	Name:	Henry L. Li
	Title:	Director

[Signature Page to Reporting Extension Agreement]

IN WITNESS WHEREOF, Borrower, Agent and the Required Lenders have caused this Agreement to be executed as of the date first written above.

LENDER:	SUNTRUST BANK, as Lender

	By:	/s/ Christian Sumulong
	Name:	Christian Sumulong
	Title:	Vice President

[Signature Page to Reporting Extension Agreement]

IN WITNESS WHEREOF, Borrower, Agent and the Required Lenders have caused this Agreement to be executed as of the date first written above.

LENDER:	UMB BANK N.A., as Lender

	By:	/s/ Cory Miller
	Name:	Cory Miller
	Title:	Senior Vice President

[Signature Page to Reporting Extension Agreement]

IN WITNESS WHEREOF, Borrower, Agent and the Required Lenders have caused this Agreement to be executed as of the date first written above.

LENDER:	KEYBANK NATIONAL ASSOCIATION, as Lender

	By:	/s/ Marc Evans
	Name:	Marc Evans
	Title:	Vice President

[Signature Page to Reporting Extension Agreement]

IN WITNESS WHEREOF, Borrower, Agent and the Required Lenders have caused this Agreement to be executed as of the date first written above.

LENDER:	COMERICA BANK, as Lender

	By:	/s/ Bradley J. Bell
	Name:	Bradley J. Bell
	Title:	Senior Vice President

[Signature Page to Reporting Extension Agreement]